EXHIBIT 5.13

CONSENT OF AMC MINING CONSULTANTS (CANADA) LTD.

Re: Eldorado Gold Corporation

AMC Mining Consultants (Canada) Ltd. hereby consents to (i) the written disclosure regarding:

•	the Technical Report, Skouries Project, Greece, effective January 22, 2022, originally prepared by Gary Methven and John Morton Shannon; and
•	other information pertaining to this project

and (ii) the references to the undersigned’s name (a) in connection with the preparation and review of the aforementioned scientific or technical information contained in or incorporated by reference into the short form base shelf prospectus and (b) under the caption “Interest of Experts” in the short form base shelf prospectus, in each case, included in or incorporated by reference in this Registration Statement on Form F-10 being filed by Eldorado Gold Corporation with the United States Securities and Exchange Commission, and any amendments thereto.

AMC Mining Consultants (Canada) Ltd.

/s/ Gene Tucker
Name: Gene Tucker, P.Eng. Authorized Signatory

Date: June 16, 2025